UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

 Item 8.01 Other Events.

On February 8, 2021, Super League Gaming, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements with a limited number of institutional investors for the registered direct offering of an aggregate of 2,926,830 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $4.10 per Share (the “Registered Direct Offering”).  The Registered Direct Offering closed on February 11, 2021, and resulted in gross proceeds to the Company of $12.0 million.

The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on April 10, 2020 (File No. 333-237626). The Company filed a final prospectus supplement in connection with the Registered Direct Offering on February 10, 2021.

In connection with the Registered Direct Offering, the Company is filing the opinion and consent of its counsel, Disclosure Law Group, a Professional Corporation, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1, respectively, hereto.

On January 12, 2021, the Company issued a press release announcing the Registered Direct Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation
99.1	Press Release issued by Super League Gaming, Inc., dated February 9, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: February 12, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer